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                                 AMENDMENT NO. 3


                                       TO


               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


                          dated as of December 14, 2000


                                      among


                            RENTAL CAR FINANCE CORP.,
                                   as Lessor,


                        DOLLAR RENT A CAR SYSTEMS, INC.,
                                  as a Lessee,


                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                                  as a Lessee,


                                       and


                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                        as Master Servicer and Guarantor




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


                                 AMENDMENT NO. 3
              TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                 This Amendment No.3 to Master Motor Vehicle Lease and Servicing Agreement, dated as of December 14, 2000 ("Amendment"), among Rental Car Finance Corp., an Oklahoma corporation, as Lessor ("Lessor"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation, as a Lessee ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation, as a Lessee ("Thrifty") (Dollar and Thrifty are collectively referred to herein as the "Lessees"), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation, as Master Servicer and Guarantor (in such capacity, the "Guarantor") (Lessor, Lessees and the Guarantor are collectively referred to herein as the "Parties").

                                    RECITALS

                 A. Lessor, Lessee and the Guarantor entered into that certain Master Motor Vehicle Lease and Servicing Agreement dated as of March 4, 1998, as subsequently amended by Amendment No. 1 to Master Vehicle Lease and Serving Agreement, dated as of November 19, 1998, and by Amendment No. 2 to Master Vehicle Lease and Serving Agreement, dated as of November 9, 2000 (collectively, the "Master Lease"); and

                 B. The Parties wish to amend the Master Lease as provided herein.

                  NOW THEREFORE, the Parties hereto agree as follows:

                 1. Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Master Lease.

                 2. Amendments.  The Master Lease is hereby amended as follows:

                    a. Section 8 of the Master Lease is hereby amended by adding the phrase "(or any similar event under any Series Supplement to the Base Indenture relating to a Group II Series of Notes)" immediately after the phrase "Series 1998-1 Limited Liquidation Event of Default" in the first and third sentences thereof.

                    b. Section 17.1.6 of  the Master Lease  is hereby amended to read in its entirety as follows:

                       "17.1.6.  a  Series   1998-1  Enhancement Deficiency  (or
                    any similar event under any Series Supplement to the Base Indenture relating to a Group II Series of Notes) shall occur and continue for at least one (1) Business Day after the Master Servicer obtains actual knowledge thereof; provided, however, that such event or condition shall not be a Lease Event of Default if within such one (1) Business Day period DTAG shall have taken any of the actions described in the proviso to Section 5.1(a) of the Series 1998-1 Supplement (or any similar provision in any Series Supplement to the Base Indenture relating to a Group II Series of Notes) such that the Series 1998-1 Enhancement
                    Deficiency (or any similar event under any Series Supplement to the Base Indenture relating to a Group II
                    Series of Notes) no longer exists and such action is in accordance with the terms of Section 4.7(d)(v) of the Series 1998-1 Supplement (or any similar proviso in any Series Supplement to the Base Indenture relating to a Group II Series of Notes).

                    c. Section 24.14 of the Master Lease is hereby amended to read in its entirety as follows:

                       The Guarantor will not permit (a) the  Interest  Coverage
                    Ratio, as of the last day of each Fiscal Quarter, to be less than the ratio of 4.00:1.00, or (b) the Fixed Charge Coverage Ratio, as of the last day of each Fiscal Quarter, to be less than the ratio of 1.10:1.00.

                    d. Section 24.15 of the Master Lease is hereby amended by adding the phrase "(or any similar event under any Series Supplement to the Base Indenture relating to a Group II Series of Notes)" immediately after the phrase "Series 1998-1 Limited Liquidation Event of Default" in subparagraph (i) thereof.

                    e. Section 25.3 of the Master Lease is hereby amended by adding the phrase "(or any letter of credit provider supporting the obligations of the Lessees under this Lease for the benefit of any other Group II Noteholders)" immediately after the phrase "Series 1998-1 Letter of Credit Provider" on the fourth line thereof.

                    f. Section 13 of Annex A to the Master Lease is hereby amended by adding the phrase "(or any similar event under any Series Supplement to the Base Indenture relating to a Group II Series of Notes)" immediately after the phrase "Series 1998-1 Limited Liquidation Event of Default" in the first sentence thereof.

                 3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Master Lease, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Master Lease specifically referred to herein, and any references in the Master Lease to the provisions of the Master Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

                 4. Applicable Provisions. Pursuant to Section 22 of the Master Lease, the Lessor, the Lessees and the Guarantor may enter into an amendment to the Master Lease provided that the Master Collateral Agent and the Trustee, the Required Group II Noteholders and each Enhancement Provider with respect to each Series of Notes included in Group II consent thereto in writing.

                 5. Waiver of Notice. Each of the Parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

                 6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

                 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                                      [SIGNATURES FOLLOW]

         IN WITNESS THEREOF, the Parties have caused this Amendment to be duly executed by their respective officers thereunto duty authorized, as of the date first above written.


                                          LESSOR:

                                          RENTAL CAR FINANCE CORP.,
                                          an Oklahoma corporation



                                          By:  _________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer


                                          LESSEES:

                                          Dollar Rent A Car Systems, Inc.,
                                          an Oklahoma corporation



                                          By:  _________________________________
                                                Michael H. McMahon
                                                Treasurer


                                          Thrifty Rent-A-Car System, Inc.,
                                          an Oklahoma corporation



                                          By:  _________________________________
                                                Pamela S. Peck
                                                Treasurer


                                          GUARANTOR:

                                          Dollar Thrifty Automotive Group, Inc.,
                                          a Delaware corporation



                                          By:  _________________________________
                                                Pamela S. Peck
                                                Treasurer

         The following hereby consent to the foregoing Amendment as of the date first above written.

                                          MASTER COLLATERAL AGENT AND TRUSTEE:

                                          Bankers Trust Company, a New York
                                             banking corporation



                                          By:  _________________________________
                                                Name:
                                                Title:


                                          SOLE GROUP II NOTEHOLDER:

                                          Dollar Thrifty Funding Corp.,
                                          an Oklahoma corporation



                                          By:  _________________________________
                                                Pamela S. Peck
                                                Vice President and Treasurer


                                          ENHANCEMENT PROVIDER:

                                          Credit Suisse First Boston, NEW YORK
                                             BRANCH, a Swiss banking corporation



                                          By:  _________________________________
                                                Name:
                                                Title:


                                          By:  _________________________________
                                                Name:
                                                Title:


                                      S-2